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Table of Contents

	Foreword	0

Part I	CODE OF ETHICS	5

Part II	Introduction	9

1	Standards of Business Conduct	9

2	General Principles and Applicability of this Code of Ethics	9

Part III	Restrictions on Activities	11

1	Initial Public Offering and Limited Offering	11

2	Gifts	11

	Accepting Gifts	11
	Solicitation of Gifts	12
	Giving Gifts	12

3	Service as a Director	12

4	Personal Brokerage Accounts	12

5	Amendments and Waivers	13

Part IV	Compliance Procedures	15

1	Reporting Requirements for Employees	15

	Brokerage Statements and Confirmations	15
	Quarterly Transaction Reports	15
	General Requirement	15
	Exempt Transactions	16
	Reporting Deadline	16
	Report Content	16
	Initial and Annual Disclosure of Personal Holdings	17
	Certification of Compliance	18
	Permitted Disclaimer	18

2	Distribution of the Code to Persons Subject to the Code	18

3	Quarterly Review	18

Part V	General Policies	21

1	Anti-Fraud	21

2	Involvement in Criminal Matters or Investment-Related Civil Proceedings	21

Part VI	Reporting Violations of the Code	23

Part VII	Sanctions	25

Part VIII	Recordkeeping	27

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Contents     3

Part IX	Confidentiality	29

Part X	Other Laws, Rule and Statements of Policy	31

Part XI	Further Information	33

Part XII	Request for Outside Brokerage Account	37

1	If NONE, write “NONE” in this section. Attach a separate sheet if necessary.	37

Part XIII	Securities Holding Report:	40

1	Date submitted: ______________________ Information is current as of _____________	40

	Index	0

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CODE OF ETHICS     5

1	CODE OF ETHICS

CODE OF ETHICS

For Employees of

World Asset Management, Inc.

Effective [Date of Registration]

CODE OF ETHICS

Table of Contents

I. Introduction	9
A. Standards of Business Conduct	9
B. General Principles and Applicability of this Code of Ethics	9
II. Restrictions on Activities	11
A. Initial Public Offering and Limited Offering	11
B. Gifts	11
1. Accepting Gifts	11

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2. Solicitation of Gifts	12
3. Giving Gifts	12
C. Service as a Director	12
D. Personal Brokerage Accounts	12
E. Amendments and Waivers	13
III. Compliance Procedures	15
A. Reporting Requirements for Employees	15
1. Brokerage Statements and Confirmations	15
2. Quarterly Transaction Reports	15
3. Initial and Annual Disclosure of Personal Holdings	17
4. Certification of Compliance	18
5. Permitted Disclaimer	18
B. Distribution of the Code to Persons Subject to the Code	18
C. Quarterly Review	18
IV. General Policies	21
A. Anti-Fraud	21
B. Involvement in Criminal Matters or Investment-Related Civil Proceedings	21
V. Reporting Violations of the Code	23
VI. Sanctions	25
VII. Recordkeeping	27
VIII. Confidentiality	29
IX. Other Laws, Rule and Statements of Policy	31
X. Further Information	33

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CODE OF ETHICS     7

Attachment A – Definitions
Attachment B-1 – Certification of Employee Transactions
Attachment B-2 – Brokerage Account Certification Statement
Attachment B-3 – Holdings Certification Statement
Attachment C – Initial Report of Personal Holdings of Securities
Attachment D – Annual Certification and Questionnaire
Attachment E – Contact Persons
Attachment F – Reportable Funds

CODE OF ETHICS

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Introduction     9

2	Introduction

2.1	Standards of Business Conduct

World Asset Management, Inc. (“World”) seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. As a registered investment adviser, World has a duty to deal fairly with and act in the best interests of its clients and World’s employees have a duty to place the interests of World’s clients ahead of their own. The confidence and trust placed in World by its clients is something World’s employees should value and endeavor to protect.

To further these goals, World has adopted policies and procedures that pertain to World’s employees, officers, directors and other persons occupying a similar status or performing similar functions, as well as any other persons who provide investment advice on behalf of World and are subject to World’s supervision and control. World’s policies and procedures, including this Code of Ethics, require the personnel of World to adhere to certain standards of conduct and to comply with federal securities laws. Personnel of World should strive not only to comply with World’s policies and procedures, but to conduct themselves in such a manner as to instill confidence and trust in World’s clients.

2.2	General Principles and Applicability of this Code of Ethics

This Code of Ethics (“Code”) establishes rules of conduct for employees of World (each, an “Employee”), other than an Employee who has been designated an Access Person and who is subject to World’s “Code of Ethics for Access Persons”. Temporary employees who will be employed at or through World for less than 30 calendar days shall not be deemed to be an Employee.

The Code is designed to (i) govern the personal securities activities of Employees; (ii) prevent Employees from engaging in fraud; and (iii) require World to use reasonable diligence and institute procedures reasonably necessary to prevent violations of the Code.

As a general matter, in connection with personal securities transactions, Employees should (1) always place the interests of Advisory Clients (as defined in Attachment A) first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Employee’s position of trust and responsibility; and (3) not take inappropriate advantage of their positions.

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Restrictions on Activities     11

3	Restrictions on Activities

3.1	Initial Public Offering and Limited Offering

No Employee shall acquire directly or indirectly any securities in an “initial public offering” for his or her personal account except “initial public offerings” of registered investment companies. For this purpose, an “initial public offering” means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934.

No Employee shall acquire directly or indirectly securities in a “limited offering” (which are sometimes also referred to as “private placements”) except after receiving pre-clearance from World’s Chief Compliance Officer (“CCO”) (or his or her designee). In all such instances, the Employee shall complete a written or electronic request for pre-clearance providing full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee’s activities on behalf of Advisory Clients). The CCO may not approve any such transaction unless he or she determines, after consultation with other investment advisory personnel of the appropriate World personnel (e.g., World’s Chief Investment Officer), that Advisory Clients have no reasonably foreseeable interest in purchasing such securities.

For this purpose, a “limited offering” means an offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or 4(6) thereof, or pursuant to Regulation D thereunder. An Employee who has been authorized to acquire and has acquired securities in a “limited offering” must disclose that investment to the CCO and the Chief Investment Officer prior to, and explain that the disclosure is being made is in connection with, the Employee’s subsequent consideration of an investment in the issuer by an Advisory Client.

3.2	Gifts

The provisions of World’s Gift Policy, as set forth in World’s Compliance Manual, apply to all Employees. The following is a summary of certain relevant provisions of the Gift Policy. Please see the Gift Policy for further information.

3.2.1	Accepting Gifts

On occasion, because of their positions with World, Employees may be offered, or may receive without notice, gifts from clients, brokers, vendors or other persons affiliated with such entities. Acceptance of extraordinary or extravagant gifts is not

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permissible. Any such gifts must be declined, returned or given to World to donate to charity in order to protect World’s reputation and integrity. Gifts of a nominal value (i.e., gifts whose reasonable aggregate value is no more than $100 a year), customary business meals, entertainment (e.g., reasonable sporting events) and promotional items (e.g., pens, mugs, T-shirts) may be accepted. Employees may not accept a gift of cash or a cash equivalent (e.g., gift certificates) in any amount. Employees must report and log the receipt of any gift to the Compliance Department in accordance with the requirements of World’s Gift Policy.

3.2.2	Solicitation of Gifts

Employees and officers of World may not solicit gifts or gratuities.

3.2.3	Giving Gifts

Employees and officers of World may not give any gifts with an aggregate value in excess of $100 per year to any person associated with securities or financial organizations, including exchanges, other NASD member organizations, commodity firms, news media, or clients of the firm.

3.3	Service as a Director

No Employee shall serve on the board of directors of any publicly-traded company or privately-held company without prior authorization from World’s CCO, Chief Executive Officer (“CEO”) and/or Chief Investment Officer (“CIO”), based upon a determination that such board service would not be inconsistent with the interests of World’s Advisory Clients. In instances in which such service is authorized, the Employee will be isolated from making investment decisions relating to such company through the implementation of appropriate “Chinese Wall” procedures established by the CCO. This restriction does not apply to non-profit, charitable, civic, religious, public, political, educational or social organizations.

3.4	Personal Brokerage Accounts

Except as described below, Employees may hold Reportable Securities only in accounts held at Comerica Securities, an affiliate of World. The following are exempt from this requirement: (1) mutual fund accounts held directly with the fund company; (2) 401(k) plan accounts; (3) directly held 529 plan accounts; (4) certain professionally managed accounts [(upon approval by the CCO)]; and (5) bank trust accounts.

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Restrictions on Activities     13

3.5	Amendments and Waivers

The limitations and restrictions specified in subsections A through D of this Section II may be modified only by the CCO on a case by case basis. Each such modification shall be documented in writing by the CCO, including in particular the basis for the modification. Although exceptions to the Code will rarely, if ever, be granted, the CCO may grant exceptions to the requirements of the Code on a case-by-case basis if he or she finds that the proposed conduct involves negligible opportunity for abuse.

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Compliance Procedures     15

4	Compliance Procedures

4.1	Reporting Requirements for Employees

4.1.1	Brokerage Statements and Confirmations

Every Employee and members of his or her Immediate Family (as defined in Attachment A) must arrange for the Compliance Department to receive directly from any broker, dealer or bank that effects any securities transaction, duplicate copies of each confirmation for each such transaction and periodic statements for all accounts that hold any securities in which such Employee has a Beneficial Ownership interest. This requirement applies even if the transaction involves or the account holds a non-Reportable Security. To assist in making these arrangements, the Compliance Department will send a letter to each broker, dealer or bank based on the information provided by the Employee. Exceptions to this policy must be pre-approved by the Compliance Department.

4.1.2	Quarterly Transaction Reports

4.1.2.1	General Requirement

In addition to providing the duplicate confirmations and periodic statements required by the preceding paragraph on a timely basis, each Employee shall, on a quarterly basis, confirm the accuracy of the information previously provided to the Compliance Department. Each Employee shall also list any previously unreported transaction that occurred prior to the end of the quarter to which the report relates involving a Reportable Security (as defined in Attachment A) in which the Employee had, or as a result of the transaction acquired, any direct or indirect Beneficial Ownership. Previously unreported transactions might include, for example, securities that are not purchased or sold through an Employee’s brokerage account or securities acquired through a gift or inheritance.

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4.1.2.2	Exempt Transactions

The following transactions are not required to be reported on a quarterly basis as described in this Section III.A.2.:

i.	Purchases or sales effected in any account over which the Employee has no direct or indirect influence or control (for example, blind trusts or discretionary accounts where the Employee and the investment advisor agree in writing to abide by these restrictions in a manner approved by the CCO); and

ii.	Purchases or sales that are effected as part of an automatic investment plan, including an automatic dividend reinvestment plan. An automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. However, any transaction that overrides the preset schedule or allocation of the automatic investment plan is not exempt.

4.1.2.3	Reporting Deadline

An Employee must submit any report required by this Section III.A.2. to the CCO no later than 30 days after the end of the calendar quarter in which the transaction occurred.

4.1.2.4	Report Content

Any report required under this Section III.A.2. must contain the following information with respect to each previously undisclosed securities transaction:

i.	The date of the transaction, the title, the exchange ticker symbol or CUSIP number, the interest rate and the maturity date (if applicable), the number of shares, and the principal amount of each security;

ii.	The nature of the transaction (i.e., purchase, sale or other type of acquisition or disposition);

iii.	The price of the security at which the transaction was effected;

iv.	The name of the broker, dealer or bank with or through which the transaction was effected; and

v.	The date that the report is submitted by the Employee.

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Compliance Procedures     17

To the extent such information is not included in the duplicate confirmations, statements, periodic reports or other written information previously provided to the CCO, the following information must also be provided in the report submitted by the Employee with respect to any account established in which any securities were held during the prior calendar quarter for the direct or indirect Beneficial Ownership interest of the Employee:

i.	The name of the broker, dealer or bank with whom the Employee established the account; and

ii.	The date the account was established.

4.1.3	Initial and Annual Disclosure of Personal Holdings

No later than 10 days after becoming an Employee and thereafter on an annual calendar year basis, each Employee must submit a Personal Holdings of Securities report.

The Initial and Annual Reports of Personal Holdings of Securities must contain:

a. The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares, and principal amount of each Reportable Security in which the Employee has any direct or indirect Beneficial Ownership interest;

b. The name of any broker, dealer or bank with which the Employee maintains an account in which any securities are held for the Employee’s direct or indirect benefit; and

c. The date the Employee submits the report.

The information in the report must be current as of a date no more than 45 days prior to the date the report is submitted. Initial Reports of Personal Holdings shall be in the format specified in Attachment C. Annually, each Employee shall confirm the accuracy of the information regarding securities holdings and accounts previously provided to the Compliance Department in the formats specified in Attachment B. Each Employee shall also list any previously unreported securities holding or account.

If not previously provided, the Employee must provide or ensure that reports or duplicate copies of supporting documentation (e.g., brokerage statements or similar documents) of securities holdings required to be reported herein are provided to the CCO.

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4.1.4	Certification of Compliance

Each Employee is required to certify annually in writing that he or she has received a copy of the Code, has read and understood the Code and acknowledges that he or she is subject to it. Further, each Employee is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code. The form of Annual Certification and Questionnaire is attached to this Code as Attachment D.

4.1.5	Permitted Disclaimer

Any report submitted to comply with the requirements of this Section III.A., may contain a statement that the report shall not be construed as an admission by the person making such report that such person has any direct or indirect Beneficial Ownership in the securities to which the report relates.

4.2	Distribution of the Code to Persons Subject to the Code

The CCO (or his or her designee) shall provide a copy of this Code to each Employee within 10 days of such person becoming subject to the Code. Thereafter, the CCO (or his or her designee) shall provide each Employee with a copy of the Code on an annual basis and promptly after any amendment to the Code. Each Employee shall acknowledge receipt of the Code and any amendments thereto.

4.3	Quarterly Review

At least quarterly, the CCO (or his or her designee) shall review the brokerage confirmations, brokerage statements and any reports received from or on behalf of an Employee. Such review shall include, as appropriate:

1. Whether all securities transactions complied with this Code;

2. Whether any Advisory Client accounts owned the securities at the time of the securities transaction; and

3. Whether any securities transactions demonstrate a pattern that may indicate abuse.

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Compliance Procedures     19

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General Policies     21

5	General Policies

5.1	Anti-Fraud

It shall be a violation of this Code for any Employee in connection with the purchase or sale, directly or indirectly, by such person of any security which, within the most recent 15 days was held by an Advisory Client, or was considered by an Adviser for purchase by the Advisory Client, to:

1.	employ any device, scheme or artifice to defraud an Advisory Client;

2.	make to an Advisory Client any untrue statement of a material fact or omit to state to an Advisory Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

3.	engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon an Advisory Client; or

4.	engage in any manipulative practice with respect to an Advisory Client.

5.2	Involvement in Criminal Matters or Investment-Related Civil Proceedings

Each Employee must notify the CCO as soon as reasonably practical, if he or she is arrested, arraigned, indicted or pleads no contest to any criminal offense (other than minor traffic violations) or if named as a defendant in any investment-related civil proceedings or any administrative or disciplinary action.

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Reporting Violations of the Code     23

6	Reporting Violations of the Code

An Employee who becomes aware of a violation of this Code, whether on the part of the Employee or any other person subject to the Code, shall promptly report such violation to the CCO. Failure to disclose or report to the CCO any violation of this Code is in and of itself a violation of the Code. An Employee shall not be subject to retaliation as a result of any report made pursuant to this Section V. However, if an Employee believes that he or she may suffer retaliation, such Employee may report the violation on an anonymous basis. (See World’s “Policy and Procedures for Hotline Reporting”)

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Sanctions     25

7	Sanctions

Upon discovering that an Employee has not complied with the requirements of this Code, the CCO shall submit such findings to the Chief Investment Officer. The Chief Investment Officer may impose on that Employee whatever sanctions the Chief Investment Officer deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, a letter of censure, mandatory Code of Ethics training, monetary sanctions, suspension or termination of employment. Where related to World’s services on behalf of a Fund, any significant sanction imposed shall be reported to the relevant Fund’s Chief Compliance Officer and Board. Notwithstanding the foregoing, the CCO shall have discretion to determine, on a case-by-case basis, that no material violation shall be deemed to have occurred. The CCO may recommend that no action be taken, including waiving the requirement to disgorge profits. A written memorandum of any such finding shall be filed with reports made pursuant to this Code.

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Recordkeeping     27

8	Recordkeeping

This Code, a copy of each report by an Employee, any written report by World, and lists of all persons required to make reports shall be preserved with World’s records in the manner and to the extent required by Rule 204-2 under the Investment Advisers Act of 1940, as amended (“Advisers Act”).

The CCO shall maintain such reports and such other records as are required by this Code.

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Confidentiality     29

9	Confidentiality

All information obtained from any Employee hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available to the Securities and Exchange Commission or any other regulatory or self-regulatory organization, and may otherwise be disclosed to the extent required by law or regulation.

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Other Laws, Rule and Statements of Policy     31

10	Other Laws, Rule and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Employee from acting in accordance with the provisions of any applicable law, rule, or regulation or any other statement of policy or procedures governing the conduct of such person adopted by World or a fund sub-advised by World. No exception to a provision in the Code shall be granted where such exception would result in a violation of Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), if applicable, or Rule 204A-1 under the Advisers Act.

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Further Information     33

11	Further Information

If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions, such person should consult with the CCO.

Attachment A

DEFINITIONS

“Advisory Client” means any client (including investment companies and managed accounts) for which World serves as an investment adviser or sub-adviser, renders investment advice, makes investment decisions or places orders through its trading department.

“Beneficial Ownership” A person is generally deemed to have beneficial ownership of a security if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect “pecuniary interest” in the security. The term “pecuniary interest” generally means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. A person is refutably deemed to have an “indirect pecuniary interest” in any securities held by members of the person’s Immediate Family. An indirect pecuniary interest also includes, among other things: a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership; a performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; a person’s right to dividends that is separated or separable from the underlying securities; a person’s interest in securities held by certain trusts; and a person’s right to acquire equity securities through the exercise or conversion of any derivative security, whether or not presently exercisable, the term “derivative security” being generally defined as any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege at a price related to an equity security, or similar securities with, or value derived from, the value of an equity security. For purposes of the Code, a person who is a shareholder of a corporation or similar entity is not deemed to have a pecuniary interest in portfolio Securities held by the corporation or entity, so long as the shareholder is not a controlling shareholder of the corporation or the entity and does not have or share investment control over the corporation’s or the entity portfolio. The foregoing definitions are to be interpreted by reference to Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the determination of direct or indirect beneficial ownership for purposes of this Code must be made with respect to all securities that a Employee has or acquires.

“Direct Obligations of the Government of the United States” means any security issued or guaranteed as to principal or interest by the United States, or any certificate of deposit for any of the foregoing. Direct Obligations of the Government of the United States include Cash Management Bills, Treasury Bills, Notes and Bonds, and those Treasury securities designated by the U.S. Department of Treasury as eligible to participate in the STRIPS (Separate Trading of Registered Interest and Principal of Securities) program.

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Securities issued by entities controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States are not Direct Obligations of the Government of the United States. This includes securities issued by, for example, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac), the Government National Mortgage Association (Ginnie Mae), Federal Home Loan Banks, Federal Land Banks, Federal Farm Credit Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the General Services Administration, Student Loan Marketing Association (Sallie Mae), the Central Bank for Cooperatives, Federal Intermediate Credit Banks and the Maritime Administration.

“High Quality Short-Term Debt Instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.

“Immediate Family” of an Employee means any of the following persons who reside in the same household as the Employee:

child	grandparent	son-in-law
stepchild	spouse	daughter-in-law
grandchild	sibling	brother-in-law
parent	mother-in-law	sister-in-law
stepparent	father-in-law

Immediate Family includes adoptive relationships and any other relationship (whether or not recognized by law) which the CCO determines could lead to the possible conflicts of interest, diversions of corporate opportunity, or appearances of impropriety which this Code is intended to prevent.

“Reportable Fund” means any investment company registered under the 1940 Act for which World serves as an investment adviser or sub-adviser and any investment company registered under the 1940 Act whose investment adviser or principal underwriter controls, is controlled by, or is under common control with World. (See Attachment F).

“Reportable Security” means any Security (as defined below) except (i) direct obligations of the Government of the United States; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and High Quality Short-Term Debt Instruments (including repurchase agreements); (iii) shares issued by money market funds; (iv) shares issued by other open-end investment companies registered under the 1940 Act, unless it is a Reportable Fund; and (v) shares issued by unit investment trusts that are invested exclusively in one or more open-end registered investment companies, none of which are Reportable Funds. All Exchange Traded Funds are Reportable Securities. Shares of closed-end investment companies are Reportable Securities regardless of affiliation. Shares issued by unit investment trusts might include separate account options under variable insurance contracts.

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Further Information     35

“Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, common trust fund, collective fund, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing. 529 Plans are securities.

Attachment B

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Request for Outside Brokerage Account     37

12	Request for Outside Brokerage Account

And

Securities Holding Report

Please indicate below any accounts which you or your family members currently maintain with Comerica Securities or another securities firm, bank, financial institution, or financial advisor for the purpose of executing the purchase or sale of securities in which you have a financial interest or discretionary trading authority. You must attach a copy of your last statement to this form. Your last statement cannot be dated more than 45 days prior to the date you sign this form. If a statement is not available you must list below each securities position you own or have a beneficial interest in.

12.1	If NONE, write “NONE” in this section. Attach a separate sheet if necessary.

Broker Dealer Name	Account No.	Account Title
(Include: Address, City, State and Zip)

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13	Securities Holding Report:

As required by Rule 204A-1 under the Investment Advisers Act of 1940.

Only complete this section if you do not have a statement(s) showing your securities holdings dated within the last 45 days or if you purchased additional securities not reflected on your last statement. You must attach your last statement to this form, if available.

1.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

2.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

3.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

4.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

5.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

6.	Security Description, Symbol or Cusip	# of Shares/Principal Amount	Location of securities

If you are required to maintain your brokerage accounts with CS, you must begin the transfer of securities and accounts to Comerica Securities within 45 days. Failure to begin the transfer process will result in a notification to the outside firm/bank that your account is not approved for trading and will be restricted to closing transactions only.

I certify that the above and/or attached information represents a complete and accurate description of my securities holdings and accounts.

13.1	Date submitted: Information is current as of

Date submitted:                                  Information is current as of

Signature:

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Securities Holding Report:     41

Attachment C

INITIAL REPORT OF

PERSONAL HOLDINGS OF SECURITIES

Name:

Position/Department:

I.	To comply with SEC regulations and the Code of Ethics, all persons are required to provide a holdings report containing the following information (the information must be current as of a date no more than 45 days before the report is submitted):

a.	The title, type, exchange ticker symbol or CUSIP number, number of shares and principal amount of each reportable security in which you have any direct or indirect beneficial ownership; and

b.	The name of any broker, dealer, or bank with whom you maintain an account in which any securities are held for your direct or indirect benefit.

Please complete the form below listing all broker, dealer and bank accounts in which you (or a member of your Immediate Family) hold any securities*. You must attach a list of the reportable securities held in each account as well as the information listed in item (a) above. A copy of the most recent statement for each account may be attached for this purpose if it is accurate and provides all the required information.

Please include all accounts, even if they only hold non-reportable mutual funds.

Account Owner	Account Number	Firm

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II.	If you have a Beneficial Ownership interest in securities that are not listed in an attached account statement, or hold the physical certificates, list them below:

Name of Security	Quantity	Value	Custodian
1.

2.

3.

(Attach separate sheet if necessary)

I certify that I have received a copy of the Code of Ethics, that I have read and understand the Code of Ethics and that this form, and the attached statements (if any) constitute all of the broker, dealer or bank accounts and reportable securities in which I have a Beneficial Ownership interest, including those for which I hold physical certificates, as well as those held in accounts of my Immediate Family.

Signed:	Date:

*	Please note that bank checking and savings accounts are not reportable, however, an account that holds a certificate of deposit is reportable.

Attachment D

Annual Certification and Questionnaire

For Employees

Employee:

I.	Introduction

Employees are required to answer the following questions for the year ended                 . Upon completion, please sign and return the questionnaire by                 , to                  in the Compliance Department. If you have any questions regarding this Questionnaire or the requirements under the Code of Ethics, please contact                  at                  extension . All capitalized terms are defined in the Code.

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Securities Holding Report:     43

II.	Annual Certification of Compliance with the Code of Ethics

A.	Have you reported all securities transactions that are required to be reported under the Code? (Note: This requirement includes arranging for the Compliance Department to receive, directly from your broker, duplicate transaction confirmations and duplicate periodic statements for each brokerage account in which you have, or a member of your Immediate Family has, a Beneficial Ownership interest, as well as Reportable Securities held in certificate form.) (Circle “N/A” if there were no transactions.)

Yes                    No                     N/A                    (If no, explain on Attachment)

B.	Have you reported all broker, dealer and bank accounts in which you and/or the members of your Immediate Family hold any securities? (Circle “N/A” if there were no such accounts.

Yes                    No                     N/A                    (If no, explain on Attachment)

C.	Have you notified the Compliance Department if you have been arrested, arraigned, indicted, or have plead no contest to any criminal offense, or been named as a defendant in any investment-related civil proceedings, or administrative or disciplinary action? (Circle “N/A” if you have not been arrested, arraigned, etc.)

Yes                    No                     N/A                    (If no, explain on Attachment)

D.	Have you complied with the Code of Ethics in all other respects, including the gift policy?

Yes                    No                     (If no, explain on Attachment)

(List in the Attachment all reportable gifts given or received for the year covered by this certificate, noting the month, “counterparty,” gift description, and estimated value.)

III.	Insider Trading Policy

Have you complied in all respects with the Insider Trading Policy?

Yes                    No                     (If no, explain on Attachment)

© 2007 Enter your company name

44     Title of this help project

IV.	Disclosure of Directorships

A.	Are you, or is any member of your Immediate Family, a director of any publicly traded company or privately-held company (other than a non-profit, charitable organization).

Yes                    No

(If yes, list on Attachment each company for which you are, or a member of your Immediate Family is, a director.)

B.	If the response to the previous question is “Yes,” do you have knowledge that any of the companies for which you are, or a member of your Immediate Family is, a director will go public or be acquired within the next 12 months?

Yes                    No

V.	Disclosure of Broker-Dealer Relationships

A.	Are you, or any relative, employed or affiliated with a broker-dealer?

Yes                    No

(If yes, please respond to question V.B.)

B.	Provide the following information for any relatives who are employed or affiliated with a broker-dealer.

Name of Relative	Relation to Access Person	Name of Firm	Title

Please note that the language used in this Questionnaire in no way modifies or limits the requirements contained in the Code of Ethics.

I hereby represent that I have received a copy of the Code of Ethics and that I have read and understand the Code of Ethics. I acknowledge that I am subject to the Code of Ethics. I hereby certify that I have complied with all the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I understand that any untrue or incomplete response may be subject to disciplinary action.

Date:

Employee Signature

© 2007 Enter your company name

Securities Holding Report:     45

ATTACHMENT TO

ANNUAL CODE OF ETHICS QUESTIONNAIRE

Please explain all “No” responses to questions in Sections II and III

Please list each company for which you are, or a member of your Immediate Family is, a director

Please list all Gifts you received or gave during the year covered by this questionnaire

Month	Giver/Receiver	Gift Description	Estimated Value

(Continue on additional sheet if necessary.)

© 2007 Enter your company name

46     Title of this help project

Attachment E

CONTACT PERSONS

CHIEF COMPLIANCE OFFICER

[NAME]

DESIGNEES OF CHIEF COMPLIANCE OFFICER

[NAMES

COMPLIANCE DEPARTMENT

[NAMES]

Attachment F

REPORTABLE FUNDS1

(As defined in Attachment A)

FUND NAME	TICKER	CUSIP	INTERNAL ACCT #
The Munder Funds	MUXYX	626129787
Munder Index 500 Fund	MUXKX	626129779	160
	MUXAX	626129761
	MUXBX	626129225
Munder S&P SmallCap Index Equity Fund	MSIYX	626125629	202
	MSIKX	626125645
Munder S&P MidCap Index Equity Fund	MIMIX	626125611	201
	MIMKX	626125652

Calvert Social Index Series,	CISIX	131582751	371
a series of Calvert Social Index Series, Inc.	CSXAX	131582785
	CSXBX	131582777
	CSXCX	131582769

Summit EAFE International Index Portfolio,		866167695	540
a series of Summit Mutual Funds, Inc.

© 2007 Enter your company name

Securities Holding Report:     47

- Summit Pinnacle Series

E*TRADE S&P 500 Index Fund,	ETSPX	269244109	606
a series of E*TRADE Funds

E*TRADE Russell 2000 Index Fund,	ETRUX	269244869	607
a series of E*TRADE Funds

E*TRADE Technology Index Fund,	ETTIX	269244406	608
a series of E*TRADE Funds

E*TRADE International Index Fund,	ETINX	269244505	609
a series of E*TRADE Funds

[1]	As of [EFFECTIVE DATE OF POLICY]

© 2007 Enter your company name

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